UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2012

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) held its 2012 Annual Meeting of Stockholders on June 13, 2012. At the Meeting stockholders voted on (i) the election of directors; (ii) an advisory vote on the compensation of the Company’s named executive officers, (iii) amendment of its 2005 Stock Incentive Plan to increase the number of common shares available for issuance from 7,450,000 to 8,450,000, and (iv) ratification of the Board of Directors’ selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012. The number of votes cast for and against, and abstentions and broker non-votes with respect to each matter are set forth below.

	For	Against	Abstain	Broker Non-Votes
1. Election of Directors				4,566,402
Charles A. Baker	26,537,186	390,307	7,595
Mark R. Baker	26,757,241	169,002	8,845
Kurt W. Briner	26,769,949	157,544	7,595
Peter J. Crowley	26,579,231	348,262	7,595
Stephen P. Goff	24,975,499	1,951,994	7,595
Paul J. Maddon	26,750,607	177,230	7,251
David A. Scheinberg	26,781,201	146,292	7,595
Nicole S. Williams	26,810,130	117,164	7,794

2. Advisory vote on compensation of named executive officers	26,441,354	384,867	108,867	4,566,402

3. Stock Incentive Plan amendment	23,137,981	3,788,836	8,271	4,566,402

4. Ratification of selection of Ernst & Young LLP	31,378,318	103,362	19,810	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PROGENICS PHARMACEUTICALS, INC.
                         By:  /s/ ROBERT A. MCKINNEY
                            Robert A. McKinney
                            Chief Financial Officer, Senior Vice President,
                            Finance & Operations

Date:  June 15, 2012